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As Filed with the Securities and Exchange Commission on October 26, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VEECO INSTRUMENTS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of
Incorporation or Organization)

11-2989601
(I.R.S. Employer Identification Number)

Terminal Drive
Plainview, New York 11803
(516) 677-0200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory A. Robbins
Senior Vice President, General Counsel and Secretary
Veeco Instruments Inc.
Terminal Drive
Plainview, New York 11803
(516) 677-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence R. Bard
Thomas J. Knox
Morrison & Foerster LLP
1650 Tysons Blvd., Suite 400
McLean, Virginia 22102
(703) 760-7700

Approximate date of commencement of the proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share(1)	(2)	(2)	(2)	(3)

(1)
Includes preferred share purchase rights. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the common stock.

(2)
An unspecified aggregate initial offering price or number of the securities is being registered as may from time to time be offered at unspecified prices.

(3)
In accordance with Rules 456(b) and 457(r), Veeco Instruments Inc. is deferring payment of all of the registration fee.

PROSPECTUS

VEECO INSTRUMENTS INC.

Common Stock

        Veeco Instruments Inc. from time to time may offer to sell common stock. Our common stock is listed on The NASDAQ Global Select Market under the symbol "VECO." On October 23, 2009, the last reported sales price of our common stock was $25.56 per share.

        This prospectus describes the general terms of our common stock and the general manner in which we will offer our common stock. When we sell these securities, we will prepare a prospectus supplement describing the offering and the specific terms of the securities. You should read this prospectus and that prospectus supplement carefully before you invest.

        We may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the common stock offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales by us will be set forth in the applicable prospectus supplement.

        Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 3 and those contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

        The address of our principal executive offices is Terminal Drive, Plainview, New York 11803, and our telephone number at our principal executive offices is (516) 677-0200.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 26, 2009

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, using a "shelf" registration process. By using a shelf registration statement, we may sell common stock from time to time and in one or more offerings as described herein. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the SEC and that is incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

        Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to "Veeco," "we," "us," "our," or similar references are to Veeco Instruments Inc., including its consolidated subsidiaries.

        References in this prospectus to "$" and "dollars" are to the currency of the United States of America.

ABOUT VEECO INSTRUMENTS INC.

        This summary section highlights selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:

  •
  this prospectus, which explains the general terms of the securities we may offer;

  •
  the applicable prospectus supplement, which explains the specific terms of the particular securities we are offering, and which may update or change the information in this prospectus; and

  •
  the documents we refer to in "Incorporation of Certain Documents by Reference" below for information about us, including our financial statements.

Veeco Instruments Inc.

        We design, manufacture, market, and service enabling solutions for customers in the high-brightness light emitting diode ("HB-LED"), solar, data storage, scientific research, semiconductor, and industrial markets. We have leading technology positions in our three segments: Light Emitting Diode ("LED") & Solar Process Equipment, Data Storage Process Equipment, and Metrology.

        In our LED & Solar segment, we design and manufacture metal organic chemical vapor deposition ("MOCVD") systems, molecular beam epitaxy ("MBE") systems and sources, and other types of deposition systems such as web and glass coaters, which we sell primarily to manufacturers of HB-LEDs and solar panels, as well as to scientific research customers.

        In our Data Storage segment, we design and manufacture ion beam etch, ion beam deposition, diamond-like carbon, physical vapor deposition, and dicing and slicing products primarily used to create thin film magnetic heads ("TFMHs") that read and write data on hard disk drives.

        In our Metrology segment, we design and manufacture atomic force microscopes ("AFMs"), scanning probe microscopes ("SPMs"), stylus profilers, and optical interferometers used to provide critical surface measurements in research and production environments. This broad line of products is used in universities, research facilities and scientific centers worldwide. In production environments such as semiconductor, data storage and other industries, our metrology instruments enable customers to monitor their products throughout the manufacturing process to improve yields, reduce costs, and improve product quality.

        Veeco was organized as a Delaware corporation in 1989. Our headquarters are located at Terminal Drive, Plainview, New York 11803, and our telephone number is (516) 677-0200. Our website is www.veeco.com. The information on our Internet site is not incorporated by reference into this prospectus.

The Securities We May Offer

        We may offer common stock from time to time. When we use the term "securities" in this prospectus, we mean any of the common stock we may offer with this prospectus.

Listing

        Our common stock is traded on The NASDAQ Global Select Market and is quoted under the symbol "VECO."

FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus and the accompanying prospectus supplement statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "potential," "possible," or other similar expressions, or future or conditional verbs such as "will," "should," "would," and "could."

        All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in Items 1, 1A, 3, 7 and 7A in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated in this prospectus by reference, and in our most recent quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, which are incorporated in this prospectus by reference, as well as any modifications or revisions to risk factors contained in our subsequent filings with the SEC. See "Where You Can Find More Information" below for information about how to obtain a copy of our annual report.

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

        All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors identified in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as in our most recent annual and quarterly filings with the SEC, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering before deciding whether to purchase shares of our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you may lose all or part of your investment.

 USE OF PROCEEDS

        Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sales of our common stock for general corporate purposes, including working capital, capital expenditures, acquisitions and other business opportunities. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in any offering and may use these proceeds for those purposes in the future.

DESCRIPTION OF COMMON STOCK

        The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.

General

        We are authorized to issue 60,000,000 shares of common stock, par value $0.01 per share, of which approximately 32,777,024 shares were outstanding on October 20, 2009. Our common stock trades on The NASDAQ Global Select Market under the symbol "VECO."

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulate votes for the election of directors. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters; however, the election of directors requires a plurality of votes cast.

        In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights and is not subject to further calls or assessments by Veeco. All the outstanding shares of our common stock are validly issued, fully paid, and nonassessable.

        American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Anti-Takeover Provisions

        Provisions of Delaware law, our amended and restated certificate of incorporation and our fourth amended and restated bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions include:

  •
  "blank check" preferred stock,

  •
  a classified board of directors, and

  •
  certain certificate of incorporation and bylaw provisions.

        Our board of directors has the authority to issue up to 500,000 shares of preferred stock and to fix the rights (including voting rights), preferences and privileges of these shares ("blank check" preferred). Such preferred stock may have rights, including economic rights, senior to our common stock. As a result, the issuance of the preferred stock could have a material adverse effect on the price of our common stock and could make it more difficult for a third party to acquire a majority of our outstanding common stock.

        Our board of directors is divided into three classes with each class serving a staggered three-year term. The existence of a classified board will make it more difficult for our shareholders to change the composition (and therefore the policies) of our board of directors in a relatively short period of time.

        We have adopted certain certificate of incorporation and bylaw provisions which may have anti-takeover effects. These include: (a) requiring certain actions to be taken at a meeting of shareholders rather than by written consent, (b) requiring a super-majority of shareholders to approve certain amendments to our bylaws, (c) limiting the maximum number of directors, and (d) providing that directors may be removed only for "cause." These measures and those described above may have the effect of delaying, deferring or preventing a takeover or other change in control of Veeco that a holder of our common stock might consider in its best interest.

        In addition, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Stockholder Rights Plan

        In March 2001, we adopted a stockholder rights plan. Under the rights plan, we will issue one right with respect to each share of common stock that is issued prior to the distribution date described below. Except as set forth below, each right, when exercisable, entitles the holder to purchase from us one ten-thousandth of a share of our Series A Junior Participating Preferred Stock at a price of $200.00, subject to adjustment. The rights are not exercisable until a distribution date. Until a right is exercised, the holder of the right, as such, will have no rights as a stockholder of ours and will not have the right to vote or to receive dividends.

        In general, the rights separate from the common stock and a "distribution date" will occur upon the earlier of:

  •
  ten days after the public announcement of the acquisition by a person or group of 15% or more of our common stock or

  •
  ten days after the commencement of a tender offer or exchange offer that would result in the acquisition of 15% or more of our common stock.

        If a person or group acquires 15% or more of our common stock, all rightholders except the buyer will be entitled to acquire our common stock at a discount and, under certain circumstances, to acquire shares of the acquiring company at a discount. Our board of directors may authorize, under certain circumstances, the exchange of all or part of the then outstanding and exercisable rights for shares of our common stock at a rate of one share of our common stock per right if the buyer has not acquired 50% or more of our common stock.

        Our board of directors may authorize the redemption of the rights, at a price of $0.01 per right, at any time up to ten days after a person or group acquires 15% or more of our common stock. The rights will expire on March 30, 2011.

Dividends

        We have not paid dividends on our common stock. We intend to retain future earnings for the development of our business and, therefore, do not anticipate that the board of directors will declare or pay any dividends on the common stock in the foreseeable future. In addition, certain provisions of our credit facility limit out ability to pay dividends. The board of directors will determine future dividend policy based on our consolidated results of operations, financial condition, capital requirements and other circumstances.

LEGAL MATTERS

        The legality of the securities being registered will be passed upon for Veeco by Morrison & Foerster LLP, McLean, Virginia. The underwriters or agents will be represented by their own legal counsel.

EXPERTS

        The consolidated financial statements of Veeco Instruments Inc. appearing in Veeco Instruments Inc.'s Current Report on Form 8-K filed on October 26, 2009 (including the schedule appearing therein), and the effectiveness of Veeco Instruments Inc.'s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC's website, www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.veeco.com. We have included the SEC's web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

        We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it. This means that:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

        We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

  •
  our annual report on Form 10-K for the year ended December 31, 2008;

  •
  our proxy statement on Schedule 14A filed on April 3, 2009;

  •
  our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  our current reports on Form 8-K filed on June 24, 2009, August 25, 2009 and October 26, 2009 (in each case, other than information that is furnished but deemed not to have been filed and the exhibits filed on such form that relate to such portions);

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 18, 1994, and any amendments or reports filed for the purpose of updating such description; and

  •
  the description of the rights attached to our common stock contained in our Registration Statement on Form 8-A filed on March 15, 2001, and any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering, but not any information that we may furnish but that is not deemed to be filed.

        You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

        You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference), at no cost, by contacting us at the following address:

Veeco Instruments Inc.
Gregory A. Robbins
Senior Vice President, General Counsel and Secretary
Terminal Drive
Plainview, New York 11803
(516) 677-0200

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

Securities Act Registration Fee	$	*
Printing and Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Miscellaneous		**

	$	**

*
Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act").

**
As an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.    Indemnification of Directors and Officers.

        In our amended and restated certificate of incorporation, we have adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transactions from which a director derived an improper personal benefit.

        Our amended and restated certificate of incorporation also requires us to indemnify our officers and directors to the fullest extent permitted by Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

        Our fourth amended and restated bylaws include the following provisions in Section 6.1:

        "6.1    Indemnification of Officers and Directors.    Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation or a Reincorporated Predecessor (as defined below) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. As used herein, the term "Reincorporated Predecessor" means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware."

        We also have entered into indemnification agreements with each of our directors and executive officers. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director or executive officer. Under the indemnification agreements, a director or executive officer will receive indemnification if he or she is found to have acted in good faith and in a manner he or she reasonably believed to be or not opposed to the best interests of the Company and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Item 16.    List of Exhibits.

1.1	Form of Underwriting Agreement*
4.1
Specimen Common Stock Certificate (incorporated herein by reference to the Exhibit 4.1 to the Company's Registration Statement on Post-effective Amendment No. 1 to Form S-1 filed with the SEC on November 30, 1994)
4.2
Rights Agreement, dated as of March 13, 2001, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as Rights Agent, including the form of the Certificate of Designation, Preferences, and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.01 per share, as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the SEC on March 15, 2001)
4.3
Amendment to Rights Agreement, dated as of September 6, 2001, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on September 21, 2001)

4.4	Amendment No 2 to Rights Agreement, dated as of July 11, 2002, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on July 12, 2002)
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

*
To be filed as an exhibit to a Current Report on Form 8-K at the time of a particular offering and incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of a Registrant or used or referred to by an undersigned Registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv)  any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant for expenses the incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, New York, on October 26, 2009.

VEECO INSTRUMENTS INC.
By:	/s/ JOHN R. PEELER John R. Peeler Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints John R. Peeler, John F. Rein, Jr. and Gregory A. Robbins, and each of them (so long as each such individual is an employee of Veeco Instruments Inc.), his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of October 26, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ EDWARD H. BRAUN Edward H. Braun	Director and Chairman
/s/ RICHARD A. D'AMORE Richard A. D'Amore	Director
/s/ JOEL A. ELFTMANN Joel A. Elftmann	Director
/s/ HEINZ K. FRIDRICH Heinz K. Fridrich	Director

Signature	Title

/s/ ROGER D. MCDANIEL Roger D. McDaniel	Director
/s/ JOHN R. PEELER John R. Peeler	Director and Chief Executive Officer (Principal Executive Officer)
/s/ IRWIN H. PFISTER Irwin H. Pfister	Director
/s/ PETER J. SIMONE Peter J. Simone	Director
/s/ JOHN F. REIN, JR. John F. Rein, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JOHN P. KIERNAN John P. Kiernan	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Document
1.1	Form of Underwriting Agreement*
4.1
Specimen Common Stock Certificate (incorporated herein by reference to the Exhibit 4.1 to the Company's Registration Statement on Post-effective Amendment No. 1 to Form S-1 filed with the SEC on November 30, 1994)
4.2
Rights Agreement, dated as of March 13, 2001, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as Rights Agent, including the form of the Certificate of Designation, Preferences, and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.01 per share, as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the SEC on March 15, 2001)
4.3
Amendment to Rights Agreement, dated as of September 6, 2001, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on September 21, 2001)
4.4
Amendment No 2 to Rights Agreement, dated as of July 11, 2002, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on July 12, 2002)
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

*
To be filed as an exhibit to a Current Report on Form 8-K at the time of a particular offering and incorporated herein by reference.